For Immediate Release:

Green EnviroTech Holdings, Corp. Agrees on Terms to Acquire FWD:Energy Inc.

JAMESTOWN, CA--(Marketwired – June 20, 2017) - Green EnviroTech Holdings, Corp. (OTC PINK : GETH ) is pleased to announce that it has agreed on terms to acquire FWD:Energy, Inc. in a stock and cash deal subject to successful completion of due diligence.

“I am very pleased that we have agreed terms with the FWD:Energy management and Board,” said Chris Bowers, CEO of GETH. “FWD has developed a proprietary second generation technology that has the potential to generate excellent incremental financial returns at commercial scale over and above the returns that will be generated by the GETH GEN 1 Processing Solution. Our plan is to have a full scale FWD:Energy line in operation in Q2 2018. I would like to thank the GETH and FWD:Energy teams for their efforts in securing this next generation technology.”

Rich Sloan, MD of FWD:Energy, added, “We’re very excited to bring our next generation, proprietary end of life tire processing technology to market in concert with the Green EnviroTech team. Combining our resources with GETH’s builds on the strengths of both organizations to reduce risk and maximize value creation. We’re now ready to transition from R&D to commercial operation with an eye toward unique, high value markets for our end of life tire derived products.”

Gary De Laurentiis, Chairman of GETH, added, “This deal will generate additional long term value for GETH shareholders and provide a greater financial incentive to remove end of life tires from the environment”

About GreenEnviroTech Holdings

GreenEnviroTech Holdings, Corp. (GETH) is a pioneer in sustainable development. Our mission is to find and implement practical, economical solutions that will clean up the environment. Our technologies will convert waste into valuable products and help to protect the planet. We will create local jobs and stimulate economic growth in the communities where we do business.

About FWD:Energy

FWD:Energy Inc. is committed to developing and operating economically viable renewable energy facilities to help communities utilize their waste streams in the most sustainable and productive manner.  As a champion of new sources of renewable energy, FWD:Energy is committed to converting millions of scrap tires annually in North America and globally into desirable products. Additionally, FWD:Energy’s facilities bring further value to communities by creating employment, improving the environment and removing myriad issues caused by scrap tire disposal.

For more information on GETH:

www.greenenvirotech.com

CONTACT INFORMATION
Public Relations and Media Contact:
LCG
Headquarters Office
702.333.4886
www.lcginfo.com

For more information on FWD:Energy:

www.fwdenergy.com

Forward Looking Statement

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.